Exhibit 99.1

DarkPulse, Inc. Announces Key Hire Rick Gibson as Director, Strategic Initiatives

NEW YORK, New York –July 28, 2021 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced the hiring of Rick Gibson as Director, Strategic Initiatives

Rick Gibson has had 46-year career building businesses, founded/co-founded several successful technology companies, and advised over 75 others. Rick is a Senior Investor Partner at Sustainability Partners (SP), an investor in large infrastructure projects for municipalities, universities, schools, hospitals, airports and other public entities. SP has dozens of well-known customers with over $500M in projects underway. SP provides HVAC, boilers, chillers, LED lighting, windows, roofs, motors, pumps, meters, elevators, solar, broadband, EV’s, water and waste systems, all with zero customer capital, via a month-to-month utility service agreement. This is completely off-balance-sheet, not debt, and covers maintenance costs, known as “Infrastructure-As-A-Service”.

Since 1999, Rick has served as Managing Director of HOTventures, a "mentor capital fund" for the Southwest U.S., that invests in/advises fast-growth companies, in domains from Ballistic Armor to Agriculture, including IT, Healthcare, Sustainability and Media. Rick’s been involved with several companies including Idealab, the world’s leading tech incubator in the 1990’s.

Rick wrote for Inc.com for several years (see: www.inc.com/author/rick-gibson) and is a long-time columnist for BizAZ magazine. Rick has been an investor, advisor or board member in dozens of innovation companies including: AgriTrak, AppTech Fund, Avisere, Beamz, The Book Patch, Bourque Industries, BrightGuest, Clear2there, CopperKey, Decon7, EquiSight, Flypaper, Funding Universe (now Lendio), Imagenomics, LabTrack, LifeBot, Medipacs, MedSphere, Mobile Authentication Corp (MAC), MojoVideo, MSDx, NetWorth, NFusion, NuvoMed, Octopi, Real Time Companies, Sokikom, StrongWatch, Wizzax, World Wide Wheat and Zero Waste Wines. He was a limited partner in Solstice Capital II (one of the largest venture capital funds in Arizona). Rick has several times been a judge for Ernst & Young’s Entrepreneur of the Year Awards.

Rick participated in strategic planning with the ten original Idealab CEOs. Idealab created several well-known technology companies including: Overture (acquired by Yahoo for $1.6B), United Online (was NetZero and Juno), Aptera, Internet Brands, CitySearch, Energy Innovations, eSolar, Picasa, Tickets.com, eToys and Evolution Robotics. Rick was an advisor to the board of directors of Petersen Publishing, producers of 100+ magazines like Motor Trend, Hot Rod and Teen. Rick started GNP Development Corp with Bill Gross, and in 1986 they sold it to Lotus Development Corp for $10 million. In 1991, they co-founded Knowledge Adventure Inc, which in 1996 they sold to Cendant for $100 million. Knowledge Adventure became the largest children's CD-ROM edutainment company in the world (almost $400 million in annual revenues), owned by Universal Studios, known for 'JumpStart' (20 million units sold) and ‘Blaster’ series.

“I’ve worked with Rick for many years and look forward to his contributions as our Director of Strategic Initiatives,” said Dennis M O’Leary Chairman and CEO of DarkPulse. Mr. O’Leary continued, “Over the years Rick has been a part of some very exciting companies and his knowledge and expertise in the infrastructure space is unparalleled.”

The Company continues to explore additional potential opportunities in strategic locations worldwide with the goal of accelerating the adoption of its DarkPulse Technology Products and expand its global market position.

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436

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